UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2007 (March 30, 2007)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100 Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 30, 2007, Baker Hughes Incorporated (the “Company”) entered into a letter agreement with Douglas J. Wall in connection with his resignation as Vice President and Group President of Completion and Production (the “Letter Agreement”). His resignation, which was effective March 30, 2007, was previously announced by the Company in a Form 8-K filed on March 22, 2007. The Letter Agreement provides for Mr. Wall to receive a payment of $40,000 on or before April 13, 2007 in addition to other retirement benefits and for Mr. Wall to provide cooperation and assistance to the Company for a period of two years after the termination of his employment.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement which is filed with this Form 8-K as Exhibit 10.1 and incorporated into this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Letter Agreement between Baker Hughes Incorporated and Douglas J. Wall dated March 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: April 4, 2007	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between Baker Hughes Incorporated and Douglas J. Wall dated March 30, 2007.